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                                                                     EXHIBIT 1.1
                                                                  EXECUTION COPY


                                  $100,000,000

                            PRISON REALTY TRUST, INC.

                            12% SENIOR NOTES DUE 2006

                             UNDERWRITING AGREEMENT

                                                                    June 4, 1999

Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

                  Prison Realty Trust, Inc., a Maryland corporation (the "Company"), proposes, upon the terms and considerations set forth herein, to issue and sell to you ("Lehman Brothers") $100,000,000 in aggregate principal amount of its 12% Senior Notes due 2006 (the "Notes") pursuant to the terms of an indenture, as supplemented by an indenture supplement, dated as of June 11, 1999 (collectively, the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), relating to the Notes. This is to confirm the agreement concerning the purchase of the Notes from the Company by Lehman Brothers.

                  1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

                           (a) A registration statement on Form S-3 (File No.
                  333-70419), including a prospectus, with respect to the Notes has (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") promulgated thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act; and the Indenture shall be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the applicable rules and regulations thereunder. Copies of such registration statement have been delivered by the Company to you. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each
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                  prospectus included in such registration statement, or
                  amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of Lehman Brothers pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5 hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; "Prospectus" means such final prospectus including any supplemental prospectus, as first filed with the Commission pursuant to paragraph (1) or
                  (4) of Rule 424(b) of the Rules and Regulations; and references herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents and financial statements incorporated or deemed to be incorporated therein pursuant to Item 12 of Form S-3 which were filed under the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or Prospectus, as the case may be. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                           (b) The Registration Statement conforms, and the
                  Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by Lehman Brothers specifically for inclusion therein; and the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder; provided that no representation or warranty is made as to the statement of eligibility and qualification on Form T-1 of the Trustee under the Trust Indenture Act or as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by Lehman Brothers specifically for inclusion therein, which information is described in Section 8(e) hereof.


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                           (c) The market-related and industry-related data and
                  estimates included in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

                           (d) The Company and each of its subsidiaries (as
                  defined in Section 14) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except to the extent that the failure to be so qualified could not be reasonably expected to have a material adverse effect on the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and none of the subsidiaries of the Company is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations.

                           (e) The Company has an authorized capitalization as
                  set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than liens or encumbrances in favor of the lenders under the Company's Bank Credit Facility, dated as of January 1, 1999, as described in the Prospectus.

                           (f) This Agreement has been duly authorized, executed
                  and delivered by the Company.

                           (g) The Indenture has been duly authorized, and on
                  the Delivery Date (as defined below) when duly executed by the proper officers of the Company (assuming due execution and delivery by the Trustee) and delivered by the Company, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

                           (h) The Notes have been duly and validly authorized
                  by the Company


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                  and when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to Lehman Brothers against payment therefor in accordance with the terms hereof, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law); and the Notes, when issued and delivered, will conform in all material respects to the description thereof contained in the Prospectus.

                           (i) The execution, delivery and performance of this
                  Agreement and the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby (including the issuance and sale of the Notes and the use of the proceeds from the sale thereof as described in the Prospectus under the caption "Use of Proceeds") will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults as could not, in the aggregate, be reasonably expected to have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except for such violations as could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; and except for (i) the registration of the Notes under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act and (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by Lehman Brothers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, or the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby.

                           (j) With the exception of two Registration Rights
                  Agreements, each dated December 31, 1998, in connection with the Company's issuance to PMI Mezzanine Fund, L.P. of its 7.5% convertible subordinated notes in the aggregate principal amount of $30.0 million and the Company's issuance to MDP Ventures IV LLC of its 9.5% convertible subordinated notes in the aggregate principal amount of $40.0 million, there are no contracts, agreements or understandings


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                  between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                           (k) Except as described in the Prospectus, the
                  Company has not sold or issued any securities with terms that are substantially similar to the Notes during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

                           (l) Neither the Company nor any of its subsidiaries
                  has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations, business or prospects of the Company and its subsidiaries (a "Material Adverse Change"), otherwise than as set forth or contemplated in the Prospectus.

                           (m) The financial statements (including the related
                  notes and supporting schedules) included or incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principals applied on a consistent basis throughout the periods involved.

                           (n) Arthur Andersen LLP, who has certified certain
                  financial statements of the Company, whose report appears in the Prospectus or is incorporated by reference therein and who has delivered the initial letter referred to in Section 7(h) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                           (o) The Company and each of its subsidiaries have
                  good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; all real property and buildings held under lease by


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                  the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; neither the Company nor, to the best of the knowledge of the Company, any lessee under a lease, relating to any of the real property or facilities owned by the Company, is in default under or has any rights to terminate any of the leases relating to the real property or facilities owned by the Company and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default or under or termination of any of such leases, except such defaults or termination rights that could not be reasonably expected to have a Material Adverse Effect on the Company; and, except as disclosed in the Prospectus, neither the Company nor, to the best of the knowledge of the Company, any other party under a management contract, relating to any of the real property or facilities owned by the Company, is in default under any of the management contracts relating to the real property or facilities owned by the Company, the Company has not received any notice of any rights to terminate any of such management contracts and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default or under or termination of any of such management contracts, except such defaults or termination rights that could not be reasonably expected to have a Material Adverse Effect on the Company.

                           (p) The Company and each of its subsidiaries carry,
                  or are covered by, insurance in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

                           (q) Except as described in the Prospectus, the
                  Company and each of its subsidiaries own or possess adequate rights to use all material trademarks, service marks, trade names, trademark registrations, service mark registrations and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

                           (r) Except as described in the Prospectus, there are
                  no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could be reasonably expected to have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.


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                           (s) There are no contracts or other documents which
                  are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement incorporated therein by reference as permitted by the Rules and Regulations.

                           (t) No relationship, direct or indirect, exists
                  between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

                           (u) No labor disturbance by the employees of the
                  Company exists or, to the knowledge of the Company, is imminent which could be reasonably expected to have a Material Adverse Effect.

                           (v) The Company is in compliance in all material
                  respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                           (w) The Company has filed all federal, state and
                  local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could be reasonably expected to have) a Material Adverse Effect.

                           (x) The Company has been organized in conformity with
                  the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and it has operated and intends to continue to operate in such a manner as to enable it to meet the requirements for taxation as a real estate investment trust under the Code commencing with the Company's taxable year ending December 31, 1999.


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                           (y) Since the date as of which information is given
                  in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not
                  (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

                           (z) The Company (i) makes and keeps accurate books
                  and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                           (aa) Neither the Company nor any of its subsidiaries
                  (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

                           (ab) Neither the Company nor any of its subsidiaries,
                  nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                           (ac) There has been no storage, disposal, generation,
                  manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance,


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                  rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which could not be reasonably expected to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which could not be reasonably expected to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                           (ad) Neither the Company nor any subsidiary is an
                  "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                  2. Purchase of the Notes by Lehman Brothers. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell to Lehman Brothers, and Lehman Brothers agrees to purchase from the Company, all of the Notes at an aggregate purchase price equal to 97.00% of the principal amount thereof (the "Purchase Price").

                  The Company shall not be obligated to deliver any of the Notes, except upon payment for all the Notes to be purchased pursuant to this Agreement as provided herein.

                  3. Offering of Notes by Lehman Brothers. Upon authorization by Lehman Brothers of the release of the Notes, Lehman Brothers proposes to offer the Notes for sale upon the terms and conditions set forth in the Prospectus.

                  4. Delivery of and Payment for the Notes. Delivery of and payment for the Notes shall be made at the office of Latham & Watkins, 885 Third Avenue New York, New York 10022 at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between Lehman Brothers and the Company. This date and time are sometimes referred to as the "Delivery Date." On the Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Notes to Lehman Brothers for the account of Lehman Brothers against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place


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specified pursuant to this Agreement is a further condition of the obligation of
Lehman Brothers hereunder. Upon delivery, the Notes shall be registered in such names and in such denominations as may be set forth in the Indenture. For the purpose of expediting the checking and packaging of the certificates for the Notes, the Company shall make the certificates representing the Notes available for inspection by Lehman Brothers in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Delivery Date.

                  5. Further Agreements of the Company. The Company agrees:

                           (a) To prepare the Prospectus in a form approved by
                  Lehman Brothers and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise Lehman Brothers, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish Lehman Brothers with copies thereof; to advise Lehman Brothers, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                           (b) To furnish promptly to Lehman Brothers and to
                  counsel for Lehman Brothers a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                           (c) To deliver promptly to Lehman Brothers such
                  number of the following documents as Lehman Brothers shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, the Indenture and the computation of per share earnings) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an


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                  untrue statement of a material fact or omit to state any
                  material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify Lehman Brothers and, upon their request, to file such document and to prepare and furnish without charge to Lehman Brothers and to any dealer in securities as many copies as Lehman Brothers may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

                           (d) To file promptly with the Commission any
                  amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or Lehman Brothers, be required by the Securities Act or requested by the Commission;

                           (e) Prior to filing with the Commission any amendment
                  to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to Lehman Brothers and counsel for Lehman Brothers and obtain the consent of Lehman Brothers to the filing;

                           (f) As soon as practicable, to make generally
                  available to the Company's security holders and to deliver to Lehman Brothers earnings statements of the Company and its subsidiaries (which need not be audited) complying with
                  Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule
                  158);

                           (g) So long as any of the Notes are outstanding, to
                  furnish to Lehman Brothers copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

                           (h) Promptly from time to time to take such action as
                  Lehman Brothers may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as Lehman Brothers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes;

                           (i) To apply the net proceeds from the sale of the
                  Notes being sold by the Company as set forth in the Prospectus;

                           (j) To take such steps as shall be necessary to
                  ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder; and

                           (k) For a period of 90 days from the date of the
                  Prospectus, not to, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase, issue any instrument convertible or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition in the future of), any debt securities of the Company or any of its subsidiaries, except with the prior consent of Lehman Brothers.

                  6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus (including, without limitation, exhibits) and any amendment or supplement to the Preliminary Prospectus and Prospectus, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Notes; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to Lehman Brothers);
(h) any fees charged by securities rating services for rating the Notes; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided, that (x) the Company and Lehman Brothers will bear their own "road show" expenses, (y) the Company, on the one hand, and Lehman Brothers, on the other hand, will each bear one half of the cost of the charter air craft used in connection with the "road show" relating to the offering of the Notes and (z) the only legal expenses of Lehman Brothers to be borne by the Company pursuant to this Section 6 are pursuant to clause (g) of this Section 6.

                  7. Conditions of Lehman Brothers' Obligations. The obligations of Lehman Brothers hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                           (a) The Prospectus shall have been timely filed with
                  the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                           (b) Lehman Brothers shall not have discovered and
                  disclosed to the Company on or prior to the Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Latham & Watkins, counsel for Lehman Brothers, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                           (c) All corporate proceedings and other legal matters
                  incident to the authorization, form and validity of this Agreement, the Indenture, the Notes, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for Lehman Brothers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                           (d) Miles & Stockbridge P.C. shall have furnished to
                  Lehman Brothers its written opinion, as counsel to the Company, addressed to Lehman Brothers and dated the Delivery Date, in form and substance reasonably satisfactory to Lehman Brothers, to the effect that:

                               (i) The Company is a corporation duly organized,
                           validly existing and in good standing under the laws of the State of Maryland and has the corporate power and authority to own or hold its properties and conduct the businesses in which it is engaged as such properties and businesses are described in the Prospectus;

                               (ii) The Company has authorized capital stock as
                           described under the caption "Description of Common Stock--General" set forth in the Prospectus, and all of the issued shares of capital stock of the Company, comprising 117,076,081 shares of common stock, $0.01 par value per share, and 4,300,000 shares of 8% Series A Cumulative Preferred Stock, have been duly authorized and validly issued and are fully paid and non-assessable, and the description of the common stock, $0.01 par value per share, of the Company and the preferred stock of the Company, consisting solely of the shares of preferred stock, $0.01 par value, designated 8.0% Series A Cumulative Preferred Stock, conform to the description thereof set forth under the caption "Description of Capital Stock" in the Prospectus, including under the caption "New Prison Realty Capital Stock" in the prospectus that is incorporated therein by reference;

                               (iii) The execution and delivery of and the
                           performance of its obligations under each of the Underwriting Agreement and the Indenture by the Company have been duly authorized by the Company;

                               (iv) The issuance and sale of the Notes by the
                           Company have been duly authorized by the Company;

                               (v) The execution and delivery by the Company of
                           this Agreement and the Indenture and the consummation by the Company of the transactions contemplated hereby and thereby will not result in any violation of the provisions of the charter or bylaws of the Company or, to the knowledge of such counsel, any applicable law, rule or regulation of any Maryland court or governmental agency having jurisdiction over the Company, except for such violations that could not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect; and

                               (vi) No consent, approval, authorization, order,
                           registration or qualification of or with any Maryland governmental agency or body or, to our knowledge, any Maryland court is required for the issue and sale of the Notes by the Company and the compliance by the Company with the provisions of this Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by Lehman Brothers.

                           In rendering such opinion, such counsel may state
                  that its opinion is limited to matters governed by the laws of the State of Maryland.

                           (e) Stokes & Bartholomew, P.A. shall have furnished
                  to Lehman Brothers its written opinion, as counsel to the Company, addressed to Lehman Brothers and dated the Delivery Date, in form and substance reasonably satisfactory to Lehman Brothers, to the effect that:

                               (i) The Company has been duly formed and is
                           validly existing as a corporation under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its businesses as now conducted, and based solely upon certificates from public officials, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except to the extent that the failure to be so qualified could not be reasonably expected to have Material Adverse Effect;

                                    (ii) As of the dates specified therein, the
                           Company had authorized and issued capital stock as set forth under the caption "Capitalization" in the Prospectus. All of the issued shares of the capital stock of the Company have been duly authorized and validly issued and conform to the description thereof contained in the Prospectus;

                                    (iii) The Indenture has been duly executed
                           and delivered by the Company, is duly qualified under the Trust Indenture Act and, assuming that the Indenture is a valid and binding agreement of the Trustee, constitutes a valid and binding agreement of the Company;

                                    (iv) The Notes have been duly executed and
                           issued by the Company and, assuming due
                           authentication thereof by the Trustee and upon payment delivery in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company;

                                    (v) This Agreement has been duly executed
                           and delivered by the Company;

                                    (vi) To such counsel's knowledge, there are
                           no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the transfer of, any Notes pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

                                    (vii) The Company and each of its
                           subsidiaries have good and marketable title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

                                    (viii) To the best of such counsel's
                           knowledge, and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject of which, if determined adversely to the Company or any of its subsidiaries, could be reasonably expected to have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                                    (ix) To the best of such counsel's
                           knowledge, and with the exception of two Registration Rights Agreements, each dated December 31, 1998, in connection with the Company's issuance to PMI Mezzanine Fund, L.P. of its 7.5% convertible subordinated notes in the aggregate principal amount of $30.0 million and the Company's issuance to MDP Ventures IV LLC of its 9.5% convertible subordinated notes in the aggregate principal amount of $40.0 million, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                                    (x) The statements contained in the
                           Prospectus under the captions "Business-Relationship with CCA," "Business-CCA Leases," "Business-Other Agreements," "Business-CCA Note," "Business-License Fees," "Business-Relationship with the Service Companies" and "Business-Governmental Regulation," insofar as they describe charter documents, contracts, statutes, rules and regulations and other legal matters, constitute an accurate summary thereof in all material respects;

                                    (xi) The statements contained in the
                           Prospectus under the caption "Material United States Federal Tax Considerations" or "Material Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

                                    (xii) All of the issued shares of capital
                           stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than liens or encumbrances in favor of the lenders under the Company's Bank Credit Facility, dated as of January 1, 1999, as described in the Prospectus;

                                    (xiii) To such counsel's knowledge, there
                           are no contracts or documents of a character required by the Securities Act or by the rules and regulations thereunder to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required by the Securities Act or by the rules and regulations thereunder;

                                    (xiv) The execution and delivery by the
                           Company of this Agreement and the Indenture and the consummation by the Company of the other transactions contemplated hereby and thereby and by the Prospectus will not (A) to the knowledge of such counsel, result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument of the Company or any of its subsidiaries, except for such breaches or violations that could not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect or (B) result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries, or, to the knowledge of such counsel, any applicable law, rule or regulation with respect to the Company or any of its subsidiaries or, to the knowledge of such counsel, any rule or regulation or order of any court or governmental agency having jurisdiction over the Company or any of its subsidiaries, except for such violations that could not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect; and, to the knowledge of such counsel, except for such consents, approvals or authorizations of, or filings, registrations or qualifications with, governmental authorities as may be required under the Securities Act and the rules and regulations thereunder, the Trust Indenture Act and the rules and regulations thereunder or applicable states securities or Blue Sky laws, rules or regulations in connection with the purchase and distribution of the Notes by Lehman Brothers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required in connection with the execution and delivery by the Company of this Agreement or the Indenture or the consummation by the Company of the other transactions contemplated hereby and thereby and by the Prospectus and the issuance and sale of the Notes by the Company; and

                           (xv) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to the Delivery Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

                           In rendering such opinion, such counsel may (i) state
                  that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Tennessee and the General Corporation Law of the State of Delaware and that such counsel is not admitted in the State of Delaware; (ii) rely (to the extent such counsel deems proper and specifies in its opinion), as to matters involving the application of the laws of other jurisdictions upon the opinion of other counsel of good standing, provided that such counsel is satisfactory to counsel for Lehman Brothers and furnishes a copy of its opinion to Lehman Brothers.

                           Such counsel shall also have furnished to Lehman
                  Brothers a written statement, addressed to Lehman Brothers and dated the Delivery Date, in form and substance satisfactory to Lehman Brothers, to the following effect: Such counsel has not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement or the Prospectus and does not take responsibility therefor, except as and to the extent set forth in paragraphs
                  (xi) and (xii) above. In the course of the preparation by the Company of the Registration Statement and the Prospectus, such counsel participated in conferences with certain officers and employees of the Company and with representatives of Arthur Andersen LLP, the Company's independent auditors. Based upon such counsel's examination of the Registration Statement and the Prospectus, such counsel's investigations made in connection with the preparation of the Registration Statement and the Prospectus and such counsel's participation in the conferences referred to above, (i) such counsel is of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as of June 4, 1999, complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel need not express an opinion with respect to the financial statements or other financial data contained or incorporated by reference in the Registration Statement or the Prospectus, and (ii) such counsel has no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need not express an opinion with respect to the financial statements or other financial data contained or incorporated by reference in the Registration Statement or the Prospectus.

                           In addition, Stokes & Bartholomew, P.A. shall have
                  furnished to Lehman Brothers its written opinion, as special tax counsel to the Company, addressed to Lehman Brothers and dated the Delivery Date, in form and substance reasonably satisfactory to Lehman Brothers.

                           (f) Simpson Thacher & Bartlett, special New York
                  counsel for the Company, shall have furnished to Lehman Brothers its written opinion addressed to Lehman Brothers and dated the Delivery Date, in form and substance reasonably satisfactory to Lehman Brothers, to the effect that:

                                    (i) The Indenture was duly qualified under
                           the Trust Indenture Act and, assuming the Indenture has been duly authorized, executed and delivered by the Company and, assuming that the Indenture is a valid and binding agreement of the Trustee, the Indenture constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms;

                                    (ii) Assuming the Notes have been duly
                           authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the terms of this Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture;

                                    (iii) No consent, approval, authorization,
                           order, registration or qualification of or with any Federal or New York governmental agency or body or, to our knowledge, any Federal or New York court is required for the issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of this Agreement, except for the registration under the Securities Act and the Exchange Act of the Notes and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by Lehman Brothers;

                                    (iv) The statements made in the Prospectus
                           under the caption "Description of Notes," insofar as they purport to constitute summaries of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects;

                                    (v) The Registration Statement has become
                           effective under the Securities Act and the Prospectus was filed pursuant to Rule 424(b) of the Rules and Regulations and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission; and

                                    (vi) The Company is not an "investment
                           company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

                           In rendering such opinion, such counsel may state
                  that its opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of New York.

                           (g) Lehman Brothers shall have received from Latham &
                  Watkins, counsel for Lehman Brothers, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus and other related matters as Lehman Brothers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                           (h) At the time of execution of this Agreement,
                  Lehman Brothers shall have received from Arthur Andersen LLP a letter, in form and substance satisfactory to Lehman Brothers, addressed to Lehman Brothers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                           (i) With respect to the letter of Arthur Andersen LLP
                  referred to in the preceding paragraph and delivered to Lehman Brothers concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to Lehman Brothers a letter (the "bring-down letter") of such accountants, in form and substance satisfactory to Lehman Brothers, addressed to Lehman Brothers and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                           (j) The Company shall have furnished to Lehman
                  Brothers a certificate, dated the Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

                               (i) The representations, warranties and
                           agreements of the Company in Section 1 are true and correct as of the Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a), 7(k), 7(l) and 7(m) have been fulfilled; and

                               (ii) They have carefully examined the
                           Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

                           (k) (i) Neither the Company nor any of its
                  subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of Lehman Brothers, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

                           (l) Subsequent to the execution and delivery of this
                  Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

                           (m) Subsequent to the execution and delivery of this
                  Agreement there shall not have occurred any of the following:
                  (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of Lehman Brothers, impracticable or inadvisable to proceed with the public offering or delivery of the Notes being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for Lehman Brothers.

                  8.  Indemnification and Contribution.

                           (a) The Company shall indemnify and hold harmless
                  Lehman Brothers, its officers and employees and each person, if any, who controls Lehman Brothers within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which Lehman Brothers, that officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or
                  (iii) any act or failure to act or any alleged act or failure to act by Lehman Brothers in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by Lehman Brothers through its gross negligence or willful misconduct), and shall reimburse Lehman Brothers and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by Lehman Brothers, that officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning Lehman Brothers furnished to the Company by or on behalf of Lehman Brothers specifically for inclusion therein and described in Paragraph 8(e); and provided further that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of Lehman Brothers, its officers or employees or any person controlling Lehman Brothers on account of any loss, claim, damage, liability or action arising from the sale of Notes to any person by Lehman Brothers if Lehman Brothers failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with
                  Section 5(c). For purposes of the last proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the documents incorporated therein by reference, and Lehman Brothers shall not be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or the Prospectus to any person other than a person to whom Lehman Brothers had delivered such incorporated document or documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to Lehman Brothers or to any officer, employee or controlling person of Lehman Brothers.

                           (b) Lehman Brothers shall indemnify and hold harmless
                  the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning Lehman Brothers furnished to the Company by or on behalf of Lehman Brothers specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which Lehman Brothers may otherwise have to the Company or any such director, officer, employee or controlling person.

                           (c) Promptly after receipt by an indemnified party
                  under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
                  Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by Lehman Brothers, if the indemnified parties under this Section 8 consist of Lehman Brothers or any of their respective officers, employees or controlling persons, or by the Company, if the indemnified parties under this Section consist of the Company or any of the Company's directors, officers, employees or controlling persons. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                           (d) If the indemnification provided for in this
                  Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under
                  Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Lehman Brothers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand and Lehman Brothers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand and Lehman Brothers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by Lehman Brothers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Lehman Brothers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Lehman Brothers agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if Lehman Brothers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this
                  Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), Lehman Brothers shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which Lehman Brothers has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           (e) Lehman Brothers confirms and the Company
                  acknowledges that the statements with respect to the public offering of the Notes by Lehman Brothers set forth as the fifth paragraph, the first sentence of the eighth paragraph, and the ninth paragraph under the caption "Underwriting" in the Prospectus are correct and constitute the only information concerning Lehman Brothers furnished in writing to the Company by or on behalf of Lehman Brothers specifically for inclusion in the Registration Statement and the Prospectus.

                  9. Termination. The obligations of Lehman Brothers hereunder may be terminated by Lehman Brothers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(k), 7(l) or 7(m), shall have occurred or if Lehman Brothers shall decline to purchase the Notes for any reason permitted under this Agreement.

                  10. Reimbursement of Lehman Brothers' Expenses. If (a) the Company shall fail to tender the Notes for delivery to Lehman Brothers by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse Lehman Brothers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by Lehman Brothers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company shall pay the full amount thereof to Lehman Brothers. If this Agreement is terminated pursuant to Section 9 by reason of the default of Lehman Brothers, the Company shall not be obligated to reimburse Lehman Brothers on account of those expenses.

                  11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                           (a) if to Lehman Brothers, shall be delivered or sent
                  by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285,
                  Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285;

                           (b) if to the Company, shall be delivered or sent by
                  mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement or Prospectus,
                  Attention: Michael W. Devlin (Fax: 615-263-0212), with a copy to Elizabeth E. Moore, Esq., Stokes & Bartholomew, P.A., 424 Church Street, Suite 2800, Nashville, Tennessee 37219;

                  provided however, that any notice to Lehman Brothers pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers at its address set forth in its acceptance telex to Lehman Brothers, which address will be supplied to any other party hereto by Lehman Brothers upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by Lehman Brothers Inc.

                  12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon Lehman Brothers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control Lehman Brothers within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of Lehman Brothers contained in Section 8(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  13. Survival. The respective indemnities, representations, warranties and agreements of the Company and Lehman Brothers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  14. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

                  15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

                  16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                            [Signature page follows]

If the foregoing correctly sets forth the agreement among the Company and Lehman Brothers, please indicate your acceptance in the space provided for that purpose below.

                                       Very Truly Yours,

                                       PRISON REALTY TRUST, INC.

                                       By /s/ Michael W. Derlin
                                         ____________________________
                                       Name: Michael W. Derlin
                                       Title: Chief Operating Officer


Accepted:

LEHMAN BROTHERS INC.

By /s/ Edward B. McGeough
  _______________________
Authorized Representative